Exhibit 4.45

EXECUTION VERSION

AMENDMENT AND RESTATEMENT AGREEMENT

dated January 19, 2010

BETWEEN

Future Entertainment S.à r.l.

as the Pledgor

AND

Deutsche Bank AG, London Branch

as the Pledgee

RELATING TO AN ACCOUNTS PLEDGE AGREEMENT DATED MAY 15, 2009,

AS AMENDED AND RESTATED ON OCTOBER 29, 2009

18-20, rue Edward Steichen

L - 2540 LUXEMBOURG

THIS AMENDMENT AND RESTATEMENT AGREEMENT IS DATED JANUARY 19, 2010 AND IS MADE BETWEEN:

(1)           Future Entertainment S.à r.l., a Luxembourg private limited liability company (société à responsabilité limitée), with registered office at Media Center Betzdorf, 11 rue Pierre Werner, L-6832 Betzdorf, Grand Duchy of Luxembourg, registered with the Luxembourg Register of Commerce and Companies under number B 145.414 and having a share capital of GBP 400,000 (the Pledgor);

AND

(2)           Deutsche Bank AG, London Branch, acting as security trustee for the benefit of the Beneficiaries (as defined in the Amended and Restated Accounts Pledge Agreement (as defined below)) (the Pledgee).

The Pledgor and the Pledgee shall each be referred to as a Party and, collectively, the Parties.

WHEREAS:

(A)          Pursuant to a senior facilities agreement dated March 3, 2006 (as amended and restated on May 22, 2006, July 10, 2006, August 10, 2006, April 4, 2007, May 15, 2008, November 10, 2008, October 30, 2009 and January 8, 2010 and as amended, restated, supplemented or novated from time to time) between Virgin Media Inc., Virgin Media Finance plc, Virgin Media Investment Holdings Limited (formerly known as NTL Investment Holdings Limited), Telewest Communications Networks Limited, VMIH Sub Limited (formerly known as NTLIH Sub Limited) as UK Borrowers, Virgin Media Dover LLC (formerly known as NTL Dover LLC) as US Borrower, the Pledgee, J.P. Morgan plc, The Royal Bank of Scotland plc and Goldman Sachs International as Bookrunners and as Mandated Lead Arrangers, the Pledgee as Facility Agent and as Security Trustee, Deutsche Bank AG, New York Branch as US Paying Agent, GE Corporate Banking Europe SAS as Administrative Agent, the Pledgee as Original L/C Bank and the persons named therein as Lenders (the Senior Facilities Agreement), the Lenders have made available to the Borrowers (as defined therein) certain facilities for the purposes referred to in paragraphs (a) to (f) of Clause 2.4 thereof.

(B)           In order to secure the Borrowers’ obligations under the Senior Facilities Agreement, the Pledgor agreed for the benefit of the Pledgee to grant a first ranking security interest (gage de premier rang) over the Pledged Assets (as defined in the Amended and Restated Accounts Pledge Agreement (as defined below)) pursuant to an accounts pledge agreement entered into by and between the Pledgor and the Pledgee dated May 15, 2009, as amended and restated on October 29, 2009 (the Accounts Pledge Agreement).

(C)           The Parties now intend to amend and restate the Account Pledge Agreement by entry into this Agreement, which the Pledgor declares to be in its best corporate interest.

IT IS AGREED as follows:

1.           DEFINITIONS AND INTERPRETATION

1.1         Definitions

In this Agreement:

Amended and Restated Accounts Pledge Agreement means the Accounts Pledge Agreement, as amended and restated in the form set out in Schedule 1 (Form of Amended and Restated Accounts Pledge Agreement).

1.2         Incorporation of defined terms

Unless a contrary indication appears, terms defined in the Amended and Restated Accounts Pledge Agreement and used in this Agreement have the meaning ascribed to them in the Amended and Restated Accounts Pledge Agreement.

1.3         Clauses

In this Agreement any reference to a “Clause” or a “Schedule” is, unless the context otherwise requires, a reference to a Clause of or a Schedule to this Agreement.

1.4         Designation

This Agreement is to be considered as a Senior Finance Document for the purpose of the Group Intercreditor Deed.

2.           REPRESENTATIONS

The Pledgor repeats the representations and warranties contained in Clause 6 of the Amended and Restated Accounts Pledge Agreement, by reference to the facts and circumstances existing on the date of this Agreement. However, references to “this Agreement” shall instead refer to the “Amended and Restated Accounts Pledge Agreement” and/or this Agreement, where relevant.

3.           AMENDMENT

3.1         Amendment

With effect from the date of this Agreement, the Accounts Pledge Agreement shall be amended and restated in the form set out in Annex 1 (Form of Amended and Restated Accounts Pledge Agreement).

3.2         Continuing obligations and security interests

The provisions of the Amended and Restated Accounts Pledge Agreements and the first ranking security interest (gage de premier rang) initially created under the Accounts Pledge Agreement shall continue in full force and effect and shall be preserved for the benefit of the Pledgee.

The first ranking security interest (gage de premier rang) created initially under the Accounts Pledge Agreements will be maintained and preserved for the benefit of the Pledgee and it will be held and administered by the Pledgee in accordance with the Amended and Restated Accounts Pledge Agreement. Neither the obligations of the Pledgor and the Luxembourg Account Bank contained in the Accounts Pledge Agreement nor the rights, powers and remedies conferred upon the Pledgee or by law, nor the first ranking security interest (gage de premier rang) created thereby shall be discharged, released, impaired or otherwise affected by this Agreement.

The Pledgor hereby confirms that the first ranking security interest (gage de premier rang) created under the Amended and Restated Accounts Pledge Agreements shall secure and remain to secure the Secured Obligations.

4.           NOTIFICATION

The Pledgor shall notify within 1 (one) Business Day after the date of this Agreement to the Luxembourg Account Bank (as defined in the Amended and Restated Accounts Pledge Agreement) in accordance with article 5(3) of the Luxembourg law of August 5, 2005 on financial collateral arrangements, such notice to be in the form set out in Annex 1 (the Notice of Amendment) and to be delivered to the Luxembourg Account Bank together with a copy of this Agreement attaching the Amended and Restated Accounts Pledge Agreement, and shall instruct the Luxembourg Account Bank to sign the acknowledgment of the Notice of Amendment, to be in the form as set out in Annex 2, within 3 (three) Business Days after the date of this Agreement.

5.           COUNTERPARTS

This Agreement may be executed in any number of counterparts, and this has the same effect as if the signatures on the counterparts were on a single copy of this Agreement.

6.           GOVERNING LAW AND JURISDICTION

6.1         This Agreement shall be governed by, and be construed in accordance with, Luxembourg law.

6.2         With respect to any proceedings arising in connection with this Agreement, the Pledgor irrevocably submits to the jurisdiction of the Luxembourg courts, notwithstanding the right of the Pledgee and each Beneficiary to take proceedings in any other jurisdiction.

[signature page to follow]

IN WITNESS THEREOF the Parties hereto have executed this Agreement in one or multiple original counterparts, all of which together evidence the same Agreement, on the day and year first written above.

The Pledgor
Future Entertainment S.à r.l.

/s/ EMMA JONES
Represented by: Emma Jones
Title: General Manager

The Pledgee
Deutsche Bank AG, London Branch
as Pledgee for the benefit of the Beneficiaries

/s/ N. DAWES
Represented by: N. Dawes
Title: V.P.

/s/ V. MAYELL
Represented by: V. Mayell
Title: A.V.P.

ANNEX 1

FORM OF AMENDED AND RESTATED ACCOUNTS PLEDGE AGREEMENT

ACCOUNTS PLEDGE AGREEMENT

Dated May 15, as amended and restated on October 29, 2009 and on January 19, 2010

BETWEEN

Future Entertainment S.à.r.l

As the Pledgor

AND

Deutsche Bank AG, London Branch

As the Pledgee

18-20 rue Edward Steichen

L - 2540 LUXEMBOURG

THIS ACCOUNTS PLEDGE AGREEMENT IS DATED MAY 15, 2009, AS AMENDED AND RESTATED ON OCTOBER 29, 2009 AND JANUARY 19, 2010 (the Agreement) AND IS MADE BETWEEN:

(1)           Future Entertainment S.à r.l., a Luxembourg private limited liability company (société à responsabilité limitée), having its registered office at Media Center Betzdorf, 11 rue Pierre Werner, L-6832 Betzdorf, Grand Duchy of Luxembourg, registered with the Luxembourg Register of Commerce and Companies under number B 145.414 and with a share capital of GBP 400,000 (the Pledgor),

AND

(2)           Deutsche Bank AG, London Branch, acting as security trustee for the benefit of the Beneficiaries (as defined below) (the Pledgee).

The Pledgor and the Pledgee shall each be referred to as a Party and, collectively, the Parties.

WHEREAS:

(A)          Pursuant to a senior facilities agreement dated March 3, 2006 (as amended and restated on May 22, 2006, July 10, 2006, August 10, 2006, April 4, 2007, May 15, 2008, November 10, 2008, October 30, 2009 and January 8, 2010 and as amended, restated, supplemented or novated from time to time) between Virgin Media Inc., Virgin Media Finance plc, Virgin Media Investment Holdings Limited (formerly known as NTL Investment Holdings Limited), Telewest Communications Networks Limited, VMIH Sub Limited (formerly known as NTLIH Sub Limited) as UK Borrowers, Virgin Media Dover LLC (formerly known as NTL Dover LLC) as US Borrower, the Pledgee, J.P. Morgan plc, The Royal Bank of Scotland plc and Goldman Sachs International as Bookrunners and as Mandated Lead Arrangers, the Pledgee as Facility Agent and as Security Trustee, Deutsche Bank AG, New York Branch as US Paying Agent, GE Corporate Banking Europe SAS as Administrative Agent, the Pledgee as Original L/C Bank and the persons named therein as Lenders (the Senior Facilities Agreement), the Senior Lenders have made available to the Borrowers certain facilities for the purposes referred to in paragraphs (a) to (f) of Clause 2.4 thereof.

(B)          Virgin Media Secured Finance PLC has agreed to issue and sell the Senior Secured Notes (as defined in the Senior Secured Notes Indenture, as defined below) under the Senior Secured Notes Indenture(as defined below).

(C)          Pursuant to an accounts pledge agreement dated May 13, 2009 (the Former Agreement), the Parties have created a pledge over the Pledged Assets (as defined hereafter) and the Parties resolved to release the pledge created under the Former Agreement.

(D)          Pursuant to accession notices dated May 15, 2009, the Company acceded to the Senior Facilities Agreement as an Acceding Guarantor (as defined therein), the Group

Intercreditor Deed as an Obligor (as defined therein) and the Security Trust Agreement as an Obligor (as defined therein.

(E)           For the purpose of securing the Secured Oligations (as defined below), the Pledgor has pledged and granted to the Pledgee a first ranking security interest (gage de premier rang) over the Pledged Accounts by virtue of this Agreement.

IT IS AGREED as follows:

1.             DEFINITIONS

1.1.         Recitals

Recitals (A) to and including (E) above are an integral part of this Agreement.

1.2.         Definitions

Unless the context otherwise requires or unless otherwise defined in this Agreement, words and expressions defined in the Group Intercreditor Deed and (unless otherwise defined in the Group Intercreditor Deed) the Relevant Facilities Agreement shall have the same meaning when used in this Agreement:

Agreement means this first ranking accounts pledge agreement.

Beneficiaries means the First Beneficiary and the Second Beneficiaries.

Business Day means a day (other than a Saturday or Sunday) on which banks are open for general business in London and Luxembourg.

Enforcement Event means the date on which, following the occurrence of an Event of Default that is continuing, either the Relevant Agent or the Security Trustee notifies the Pledgor of the occurrence of that Event of Default, or takes, under any one or more of the Senior Finance Documents, any of the steps it is entitled to take by reason of the occurrence of such Event of Default.

Event of Default means each of:

(a)            a Senior Default; and

(b)           an event of default or termination event (however described) under any Hedging Agreement.

Group Intercreditor Deed means an intercreditor deed dated March 3, 2006, as amended and restated on June 13, 2006, July 10, 2006, July 31, 2006, May 15, 2008, October 30, 2009 and January 8, 2010 between the Security Trustee, the Facility Agent, the Original Senior Borrowers, the Original Senior Guarantors, the Senior Lenders, the Hedge Counterparties, the Intergroup Debtors and the Intergroup Creditors.

Luxembourg Account Bank means RBS Global Banking (Luxembourg) S.A. (formerly ABN AMRO Bank (Luxembourg) S.A.), having its registered office at 46, Avenue J.F. Kennedy, L-1855 Luxembourg, Grand Duchy of Luxembourg.

Pledged Accounts means the bank accounts of the Pledgor opened with the Luxembourg Account Bank (including any sub-account, renewal, redesignation or replacement thereof), with Swift code [intentionally omitted] and numbers:

•                                           [intentionally omitted] (EUR)

•                                           [intentionally omitted]  (GBP)

•                                           [intentionally omitted]  (USD).

Pledged Assets means all the assets whether present or future, whether actual or contingent, which the Pledgor has or will have in the Pledged Accounts.

Pledge means the first ranking security interest (gage de premier rang) on the Pledged Assets constituted by this Agreement.

Relevant Facilities Agreement means the Senior Facilities Agreement, or, upon its repayment in full and cancellation of all undrawn commitments thereunder, the Designated Refinancing Facilities Agreement, provided that if upon the repayment in full and cancellation of all undrawn commitments under the Senior Facilities Agreement there is no Designated Refinancing Facilities Agreement, until such time that a Refinancing Facilities Agreement has been designated as a Designated Refinancing Facilities Agreement, the “Relevant Facilities Agreement” shall be the Senior Facilities Agreement immediately prior to such termination, and provided further that upon the repayment in full and cancellation of all undrawn commitments under the Designated Refinancing Facilities Agreement, until such time that a Refinancing Facilities Agreement has been designated as a Designated Refinancing Facilities Agreement, the “Relevant Facilities Agreement” shall be the Designated Refinancing Facilities Agreement immediately prior to such termination.

Rights of Recourse means all and any rights, actions or claims the Pledgor may have against any Obligor or any other person that has granted Security, including, in particular, the Pledgor’s right of recourse against such persons, or any of them, under the terms of article 2028 et seq. of the Luxembourg Civil Code (including, for the avoidance of doubt, any right of recourse prior to enforcement), or any right of recourse by way of subrogation or any other similar right, action or claim under any applicable law.

Secured Obligations means the Security Trustee Liabilities, the Senior Liabilities and the Hedging Liabilities, provided that any liabilities that have been designated as “New Senior Liabilities” under the Group Intercreditor Deed or are incurred after December 31, 2009 under any Refinancing Facilities Agreement entered into after such date,

(a)                                 in breach of the provisions of the Senior Facilities Agreement, or upon its repayment in full and cancellation of all undrawn commitments thereunder

(unless there is no Designated Refinancing Facilities Agreement), the Designated Refinancing Facilities Agreement, or any Refinancing Facilities Agreement on the date of such designation (excluding any applicable cure period), or

(b)                                that the Pledgee, acting reasonably, has not agreed to act as security trustee for,

shall not, in any such case constitute “Secured Obligations” for the purpose of this Agreement.

Security Period means the period beginning on the date of this Agreement and ending on the date upon which:

(a)                                 none of the Beneficiaries is under any obligation (whether actual or contingent) to make advances or provide other financial accommodation to the Obligors under any of the Senior Finance Documents; and

(b)                                all Secured Obligations have been unconditionally and irrevocably paid and discharged in full.

Security Trust Agreement means the security trust agreement dated March 3, 2006 and amended and restated on or about the date of this Agreement, between the Pledgee as Security Trustee and as Facility Agent, Virgin Media Investment Holdings Limited (formerly known as NTL Investment Holdings Limited) and the companies named therein as Original Obligors.

Senior Secured Notes has the meaning given to the term “Notes” in the Senior Secured Notes Indenture.

Senior Secured Notes Documents means the Senior Secured Notes Indenture including the guarantees set out therein, and the Senior Secured Notes.

Senior Secured Notes Indenture means the indenture dated on or about the date of this Agreement governing the $1,000,000,000 6.50% Senior Secured Notes due 2018 and the £875,000,000 7.00% Senior Secured Notes due 2018, among Virgin Media Inc., Virgin Media Investment Holdings Limited, Virgin Media Finance PLC, Virgin Media Secured Finance PLC, the subsidiary guarantors named therein, The Bank of New York Mellon, as trustee, registrar and paying agent and The Bank of New York Mellon (Luxembourg), S.A., as Luxembourg paying agent, as amended, restated, supplemented or otherwise modified from to time.

1.3.                             In this Agreement, any reference to (a) a Clause is, unless otherwise stated, a reference to a Clause hereof and (b) to any agreement (including this Agreement) is a reference to such agreement as amended, varied, modified or supplemented (however fundamentally) from time to time.

1.4.                             Clause headings are inserted for convenience of reference only and shall be ignored in construing this Agreement.

1.5.                              Words importing the singular shall include the plural and vice-versa.

1.6.                              Counterparts

This Agreement may be executed in any number of counterparts and by way of facsimile exchange of executed signature pages, all of which together shall constitute one and the same Agreement.

1.7.                              Group Intercreditor Deed

This Agreement should be read and construed subject to the terms of the Group Intercreditor Deed. In the event of any inconsistency between the terms of this Agreement and the Group Intercreditor Deed, the terms of the Group Intercreditor Deed shall prevail.

1.8.                              Secured Obligations

It is acknowledged and agreed that (without prejudice to the extension of the Secured Obligations to any other Indebtedness from time to time included within the definition thereof) as at the date hereof, the Secured Obligations shall include:

(a)                                   all Liabilities under the Senior Facilities Agreement; and

(b)                                  all Liabilities under the Senior Secured Notes Documents.

2.                                       PLEDGE

2.1.                             The Pledgor hereby pledges in first rank, and the Pledgee accepts, the Pledged Assets as continuing first ranking security interest (gage de premier rang) in favour of the Pledgee for the prompt and complete payment when due and discharge of all Secured Obligations.

2.2.                             At any time prior to the occurrence of an Event of Default which is continuing, the Pledgor shall be entitled to receive, withdraw or otherwise transfer any credit balance in the ordinary course of trade from the Pledged Accounts (subject to the terms of any Senior Finance Documents), both before and after giving effect to the proposed transfer, until the Luxembourg Account Bank, with a copy to the Pledgor, has received notice of an Event of Default which is continuing (as set out in Schedule 3) (the Blocking Notice), duly confirmed by the Luxembourg Account Bank (as set out in Schedule 4).

2.3.                             Any new account(s) to be opened with the Luxembourg Account Bank, during the Security Period, shall be subject to a similar Pledge Notice (as defined below) from the Pledgor specifying the account number concerned and a similar Acknowledgment (as defined below) from the Luxembourg Account Bank to be also sent to the Pledgee immediately after the date of the opening of such new account(s).

3.                                       EVENT OF DEFAULT

3.1.                             Upon the occurrence of an Event of Default which is continuing, the Pledgee shall be entitled to send a Blocking Notice to the Luxembourg Account Bank, with a copy to the Pledgor, and the Pledged Accounts shall be blocked and the Pledgee (or any person designated by the Pledgee) shall automatically become the Pledgor’s irrevocable proxy, so that the Pledgee, or its attorney, will, independently and without limitation, by giving the Blocking Notice, become solely entitled to freely operate the Pledged Accounts, to collect and receive payment of, and to dispose of the Pledged Assets, and any rights of the Pledgor over the Pledged Accounts shall be automatically terminated.

3.2.                             Upon the occurrence of an Event of Default which is continuing, the Pledgor shall not be entitled to receive, withdraw or otherwise transfer any credit balance from time to time in the Pledged Accounts.

4.                                       PERFECTION OF PLEDGE

4.1.                             In accordance with the Luxembourg law on financial collateral dated August 5, 2005 (the 2005 Law) for the perfection of the Pledge, the Pledgor has sent by fax and by registered letter a duly executed notice to the Luxembourg Account Bank, with a copy thereof to the Pledgee (the Pledge Notice) on May 15, 2009 (as set out in Schedule 1). The Pledgor has instructed the Luxembourg Account Bank to sign the acknowledgment of creation of the Pledge which has been delivered to the Pledgee on May 18, 2009 (as set out in Schedule 2) (the Acknowledgment).

4.2.                             Without prejudice to the above provisions, the Pledgor hereby irrevocably authorises and empowers the Pledgee to take or cause to be taken any formal steps to be taken by the Pledgor for the purpose of perfecting the present Pledge and, for the avoidance of doubt, the Pledgor hereby irrevocably undertakes to take any such steps if so requested in writing by the Pledgee.

5.                                       RIGHTS OF THE PLEDGEE

The Pledgee shall hold the Pledge to be created or given in its favour pursuant to this Agreement (upon trust for the benefit of the Beneficiaries) on the terms and subject to the conditions set out in the Group Intercreditor Deed and the Security Trust Agreement.

6.                                       REPRESENTATIONS AND WARRANTIES

6.1.                              The Pledgor hereby represents and warrants to the Pledgee that:

6.1.1.                     it is the sole owner of the Pledged Assets;

6.1.2.                    the Pledge, pursuant to this Agreement, creates a valid first ranking security interest (gage de premier rang) on the Pledged Assets in favour of the Pledgee acting for the benefit of the Beneficiaries in respect of all Secured Obligations and it is not subject to any other prior ranking or pari passu ranking security except for any mandatory privileges preferred under applicable law;

6.1.3.                    the terms on which the Pledged Accounts are maintained allow the Pledgor to pledge the Pledged Assets in accordance with the terms of this Agreement;

6.1.4.                    it is duly organised and validly existing under the laws of Luxembourg, it has, and will during the term of this Agreement have, its centre of main interests in Luxembourg and it has the corporate capacity, power and authority and legal right to own and operate its property, to hold and own all of its assets, including the Pledged Assets, and to conduct the business in which it is currently engaged;

6.1.5.                    this Agreement constitutes its legal, valid, binding and enforceable obligations and operates a valid and enforceable pledge over the Pledged Assets, in accordance with its terms;

6.1.6.                    there are no agreements or arrangements (including any restrictions on transfer or rights of pre-emption) affecting the Pledged Assets in any way or which would or might in any way fetter or otherwise prejudice the rights of the Pledgor under the Pledged Assets or the rights of the Pledgee acting for the benefit of the Beneficiaries under this Agreement;

6.1.7.                    no security (other than the present Pledge) exists on, over or with respect to the Pledged Assets;

6.1.8.                    it shall act in good faith to maintain the rights of the Pledgee hereunder as valid and enforceable rights, and in particular shall not take any steps nor do anything which would have a material adverse effect on the existence of the Pledge created hereunder or the value thereof;

6.1.9.                    it has the corporate capacity, power and authority and the legal right to enter into, execute and deliver, and to perform its obligations expressed to be assumed by it under this Agreement, and has taken all necessary action, including corporate action, and has obtained all necessary authorisations to enable it to enter into and to authorise the execution, delivery and performance of this Agreement, and this Agreement has been duly executed by it;

6.1.10.              the execution and delivery of, and performance by the Pledgor of its obligations under this Agreement and any other document related thereto will not:

(a)                                  result in a breach of any provision of the constitutive or governing documents of the Pledgor;

(b)                                 result in a breach of, or constitute an event of default under, any contract, undertaking, covenant or instrument to which the Pledgor is a party or by which the Pledgor is bound;

(c)                                  result in a breach of any law, decree, regulation, order, judgment or decree of any court or governmental agency or an arbitration award to which the Pledgor is a party or by which the Pledgor is bound; or

(d)                                 require the consent of the shareholders of the Pledgor or any other person or, if any such consent is required, it has been obtained and is in full force and effect;

6.1.11.                it is not subject to any personal insolvency procedure;

6.1.12.              no order has been made and no resolution has been passed for the winding-up, bankruptcy, admission to the regime of suspension of payment, controlled management, a composition with creditors of, or by, the Pledgor or similar laws affecting the rights of creditors generally or for a liquidator, curateur or commissaire or like official to be appointed in respect of the Pledgor and no petition has been presented and no meeting has been convened for any such purpose;

6.1.13.              no receiver has been appointed in respect of the Pledgor or all or any of its assets including the Pledged Assets and none of their respective assets is the subject of an arrest;

6.1.14.              no litigation is pending or to the best of its knowledge, threatened against it that, if adversely determined, would affect (i) the execution, delivery or enforceability of this Agreement, or (ii) its ability to perform any of its obligations hereunder;

6.1.15.              no event substantially similar in law to any of the Clauses 6.1.11, 6.1.12, 6.1.13 and 6.1.14 of this Agreement has occurred outside Luxembourg with respect to the Pledgor; and

6.1.16.              no guarantee, loan capital, borrowed money or interest is overdue for payment by the Pledgor, and no other obligation or indebtedness is outstanding which is overdue for performance or payment where such fact could have a material adverse effect on the Pledgor or its business.

6.2.                             The representations and warranties set out in Clause 6.1 are deemed to be repeated by the Pledgor by reference to the facts and circumstances then existing on the date of this Agreement on which all or any of the representations and warranties contained in Clause 21 of the Senior Facilities Agreement, or upon repayment in full and cancellation of all commitments thereunder such equivalent provision in the Relevant Facilities Agreement, are deemed to be repeated pursuant to the relevant provisions thereof.

7.                                       COVENANTS

The Pledgor hereby covenants that, for as long as this Agreement will be in force:

7.1.                             it will pay or discharge the Secured Obligations on the due date therefore in the manner provided in the Senior Finance Documents;

7.2.                             it will promptly deposit all amounts received by it into the Pledged Accounts;

7.3.                             it will immediately take any measures, accomplish any formalities and, generally, or otherwise do all that is necessary at its own cost to permit the exercise, at any time, by the Pledgee of any rights, actions and privileges of the Beneficiaries pursuant to applicable law and this Agreement;

7.4.                             it will as soon as practicable inform the Pledgee of the occurrence of any event which may render any of the representations and warranties set out in Clause 6 of this Agreement above inaccurate;

7.5.                             without prejudice to the terms of the Senior Finance Documents other than this Agreement to which it is a party and subject to the prior written consent of the Pledgee, the Pledgor shall not create, grant or permit to exist (a) any security interest over (save for a second ranking security interest in favour of the Luxembourg Account Bank) or (b) any restriction on the ability to transfer or enforce or (c) assign or dispose of all or any part of the Pledged Assets; and

7.6.                             it shall cooperate with the Pledgee and sign or cause to be signed all such further documents and take all such further action as the Pledgee may from time to time reasonably request to perfect and protect this Pledge and to carry out the provisions and purposes of this Agreement.

8.                                       RELEASE OF PLEDGE

Upon (i) the expiry of the Security Period or (ii) the release or termination of the Pledgor’s obligations under the Senior Finance Documents in accordance with the terms thereof, the Pledgee shall, at the written request and at the exclusive cost of the Pledgor, execute and do all such deeds, acts and things as may be necessary to release the Pledge and (to the extent necessary) discharge the Pledgor from its liability and the first ranking security interest (gage de premier rang) created under this Agreement. However, if after the release of the first ranking security interest (gage de premier rang) created hereunder, the payment of any Secured Obligation is annulled by a court or otherwise, the Pledgor shall grant a new first ranking security interest (gage de premier rang) on identical terms over the Pledged Assets until such Secured Obligation is paid in full and the Security Period shall be reinstated and extended until such time.

9.                                       RIGHTS OF RECOURSE

9.1.                             The Pledgor hereby waives and formally undertakes not to exercise the Rights of Recourse or any other similar rights in any manner (including for the avoidance of doubt, by way of provisional measures such as provisional attachment (saisie-arrêt conservatoire)), by way of set-off or in any other way, nor to take any action or do anything in relation to such Rights of Recourse or other similar rights, except as otherwise permitted in writing by the Pledgee.

9.2.                             This Clause 9 shall remain in full force during the Security Period and shall, to the extent required, survive any termination or discharge of this Agreement.

10                                    POWER OF ATTORNEY

Upon the occurrence of an Enforcement Event, the Pledgor irrevocably and unconditionally appoints the Pledgee to be its attorney and in its name and on its behalf to execute, deliver and perfect all documents and do all things that the Pledgee may consider to be requisite for (a) carrying out any obligation imposed on the Pledgor under this Agreement or (b) exercising any of the rights conferred to the Pledgee under this Agreement or by law, it being understood that the enforcement of the Pledge over the Pledged Assets must be carried out as described in Clause 11 of this Agreement. The Pledgor shall ratify and confirm all things done and all documents executed by the Pledgee in the exercise of this power of attorney. The Pledgor shall at its own reasonable expense promptly and duly execute and do all such assurances, acts and things as the Pledgee may require as being necessary for perfecting or protecting all or any of the rights, powers, authorities and discretions which are for the time being exercisable by the Pledgee under this Agreement in relation to the Pledged Assets, for facilitating the enforcement of any such rights or any part thereof and in the exercise of all powers, authorities and discretions vested in the Pledgee. To that effect, the Pledgor shall in particular execute all documents or instruments and give all notices, orders and directions and make all registrations which the Pledgee may reasonably think expedient.

11                                    ENFORCEMENT OF PLEDGE

11.1.                       Upon the occurrence of an Enforcement Event the Pledgee shall, immediately and without further notice (mise en demeure), be entitled to enforce the Pledge and exercise all its rights and powers by virtue of this Agreement and, in particular, the Pledgee shall be entitled to:

11.1.1.              appropriate the Pledged Assets, as determined by an independent external auditor (réviseur d’entreprises) registered with the Institut Luxembourgeois des Réviseurs d’Entreprises, designated by the Pledgee;

11.1.2.              sell the Pledged Assets in a private sale on arms’ length commercial terms (conditions commerciales normales), in a sale organised by a stock exchange or in a public sale (organised at the discretion of the Pledgee and which, for the avoidance of doubt, does not need to be made by or within a stock exchange);

11.1.3.              request a judicial decision that the Pledged Assets shall be attributed to the Pledgee in discharge of the Secured Obligations following a valuation of the Pledged Assets made by a court-appointed expert;

11.1.4.              proceed to a set-off between the Secured Obligations and the Pledged Assets valuated at their fair market value, as determined by an independent external auditor (réviseur d’entreprises) registered with the Institut Luxembourgeois des Réviseurs d’Entreprises, designated by the Pledgee;

11.1.5.              realise or, as the case may be, appropriate the Pledged Assets in the most favourable manner provided by the 2005 Law; and

11.1.6.              request the Luxembourg Account Bank to make payment to the Pledgee of the Pledged Assets standing to the credit of the Pledged Accounts into such bank account as designated by the Pledgee.

11.2.                       Any monies received by the Pledgee upon enforcement of the Pledge in accordance with the provisions of this Clause 11 shall be applied, after the discharge of all liabilities having priority to the Secured Obligations, to pay all or any part of the then outstanding Secured Obligations in accordance with the terms of the Group Intercreditor Deed and the Security Trust Agreement, without prejudice to the rights of the Pledgee to recover any shortfall from any other obligor (if any) with regard to the Secured Obligations, except that the Pledgee may credit the same to a suspense account for so long and in such manner as the Pledgee may from time to time determine. Any surplus monies received by the Pledgee once the Secured Obligations have been unconditionally and irrevocably paid and discharged shall be forthwith returned to the Pledgor or such other person(s) entitled to it.

11.3.                       Upon enforcement as described above, the Pledgee shall have the right to request enforcement of the Pledge in respect of all or part of the Pledged Assets in its absolute discretion. No action, choice or absence of action in this respect, or partial enforcement, shall in any manner affect the Pledge over the part of the Pledged Assets which has not been subject to enforcement. The Pledge shall continue to remain in full and valid existence until enforcement, discharge or termination hereof, as the case may be.

11.4.                       Any surplus monies received by the Pledgee once the Secured Obligations have been unconditionally and irrevocably paid and discharged shall be forthwith returned to the Pledgor.

12                                    EFFECTIVENESS OF THE PLEDGE

12.1.                       The Pledge shall be a continuing first ranking security interest (gage de premier rang) and shall not be considered as satisfied or discharged or prejudiced by any intermediate payment or by the settlement of any part of the Secured Obligations and shall remain in full force and effect until it has been released in accordance with the terms of this Agreement.

12.2.                       Subject to the terms of the Senior Finance Documents, the Pledgor shall not be entitled to require the release of the Pledge until the Secured Obligations are entirely, irrevocably, unconditionally and definitively repaid or discharged and the Pledgee shall, at the request of the Pledgor, give release of the Pledge after all the Secured Obligations being entirely, irrevocably, unconditionally and definitively repaid or discharged, subject to delivery of any documents or certificates which the Pledgee may reasonably request.

12.3.                       This Pledge shall be discharged by, and only by, the express release thereof granted by the Pledgee pursuant to the terms of Clauses 8 and 12.2 of this Agreement. All costs and expenses associated with the release and discharge of the Pledge shall be borne by the Pledgor.

12.4.                       The Pledge shall be cumulative, in addition to and independent of every other security which the Pledgee or any Beneficiary may at any time hold as security for the Secured Obligations or any rights, powers and remedies provided by law and shall not operate so as in any way to prejudice or affect or be prejudiced or affected by any security interest or other right or remedy which the Pledgee or any Beneficiary may now or at any time in the future have in respect of the Secured Obligations.

12.5.                       This Pledge shall not be prejudiced by any time or indulgence granted to any person, or any abstention or delay by the Pledgee or any Beneficiary in perfecting or enforcing any security interest or rights or remedies that the Pledgee or any Beneficiary may now or at any time in the future have from or against the Pledgor or any other person.

12.6.                       No failure on the part of the Pledgee or any Beneficiary, to exercise, or delay on its part in exercising, any of its rights under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any such right preclude any further or other exercise of that or any other rights.

12.7.                       Neither the obligations of the Pledgor contained in this Agreement nor the rights, powers and remedies conferred upon the Pledgee by the other Senior Finance Documents to which each of the Pledgor and the Pledgee are parties, this Agreement or by law, nor the Pledge shall be discharged, impaired or otherwise affected by:

12.7.1                 any amendment to, or any variation, waiver or release of, any obligation of the Pledgor or any other person under the Senior Finance Documents;

12.7.2                 any failure to take, or to fully take, any Security or otherwise agreed to be taken in respect of the Pledgor’s obligations under the Senior Finance Documents;

12.7.3                 any failure to realise or to fully realise the value of, or any release, discharge, exchange or substitution of, any security taken in respect of the Pledgor’s obligations under the Senior Finance Documents; or

12.7.4      any other act, event or omission which, but for this Clause 12.7.4 might operate to discharge, impair or otherwise affect any of the obligations of the Pledgor contained in this Agreement, or any of the rights, powers and remedies conferred upon the Pledgee by the other Senior Finance Documents to which each of the Pledgor and the Pledgee are parties, this Agreement, or by law.

12.8.        For the avoidance of doubt, the Pledgor hereby expressly waives any rights arising for it (if any) under article 2037 of the Luxembourg Civil Code or any right it may have of first requiring the Pledgee to proceed against or claim payment from any other person or enforce any guarantee or security before enforcing this Pledge.

12.9.        The Pledgor waives any right it may have of first requiring the Pledgee to proceed against or enforce any other rights or security or payment from any person before claiming from the Pledgor under this Agreement.

13            PARTIAL ENFORCEMENT

The Pledgee shall have the right to request enforcement of all or part of the Pledged Assets. No action, choice or absence of action in this respect, or partial enforcement, shall in any manner affect the first ranking security interest (gage de premier rang) created hereunder over the Pledged Assets as it then shall be (and in particular those Pledged Assets which have not been subject to enforcement). The first ranking security interest (gage de premier rang) thereover shall continue to remain in full and valid existence until discharge or termination thereof, as the case may be.

14            COSTS AND EXPENSES

All present and future costs, fees, stamp duties and other amounts incurred by the Beneficiaries or the Pledgee in connection with the negotiation, execution or enforcement of this Agreement or preservation of any rights of the Beneficiaries or the Pledgee conferred by this Agreement or by law will be for the account of the Pledgor.

15            NOTICES

15.1.        All notices or other communications under this Agreement shall be sent:

To the Pledgor, in the English language, at:

Future Entertainment S.à r.l.

Media Center Betzdorf,

11 rue Pierre Werner

L-6832 Betzdorf

Grand Duchy of Luxembourg

Fax: + 352 27 17 80 11

Attention: Emma Jones / Ron Paans

with a copy to:

To the Pledgee, in the English language, at:

Deutsche Bank AG, London Branch

Winchester House 1 Great Winchester Street

London EC2N 2DB

United Kingdom

Fax: +44 20 7547 6419

Attention: Nicola Dawes / Rajeev Thakeria

To the Luxembourg Account Bank, in the English language, at:

RBS Global Banking (Luxembourg) S.A.

46, Avenue J.F. Kennedy

L-1855 Luxembourg

Grand Duchy of Luxembourg

Fax: +352 2607 2970

Attention: Commercial Client Department

or any substitute address or fax number or department or officer as one Party may notify to the other Party and the Luxembourg Account Bank by not less than five Business Days’ notice.

15.2.        Any notice or other communication given shall be deemed to have been received:

15.2.1      if sent by fax, when received in legible form;

15.2.2      if posted, on the second Business Day following the day on which it was despatched by first class mail postage prepaid, or

15.2.3      if hand delivered, the day on which it is left at the relevant address,

provided that a notice given in accordance with the above but received on a day which is not a Business Day or after normal business hours in the place of receipt shall be deemed to have been received on the next Business Day.

16            SUCCESSORS

16.1.        This Agreement shall remain in effect despite any amalgamation or merger (however effected) relating to the Pledgee or any other Beneficiary, and without prejudice to the provision of any of the other Senior Finance Documents to which the Pledgor is a party, references to the Pledgee or any other Beneficiary shall be deemed to include any assignee or successor in title of the Pledgee or any other Beneficiary and any person who, under any applicable law, has assumed the rights and obligations of the Pledgee or any other Beneficiary hereunder or under any of the other Senior Finance Documents to which the Pledgor is a party or to which under such laws the same have been transferred or novated or assigned in any manner. To the extent a further notification or registration or any other step is required by law to give effect to the above, the Pledgor hereby gives power of attorney to the Pledgee to make any notifications or registrations and/or to take any other steps, and each undertakes to do so itself if so requested by the Pledgee.

16.2.        For the purpose of article 1278 of the Luxembourg Civil Code, to the extent required, the Pledgee expressly reserves the preservation of this Pledge and the first ranking security interest (gage de premier rang) created under this Agreement in case of any assignment, novation, amendment or any other transfer of the Secured Obligations or any other rights of the Beneficiaries, so that the Pledge shall be automatically (without any formality) transferred to the benefit of any new assignee(s).

17            LIABILITY AND INDEMNITY

17.1         Neither the Pledgee nor any of the Beneficiaries nor any of their respective agents shall be liable by reason of (i) the loss or wrongful delivery of, or damage to, the Pledged Assets, howsoever arising, (ii) taking any action permitted by this Agreement, (iii) any neglect or default in connection with the Pledged Assets or (iv) the realisation of all or any part of the Pledged Assets, save to the extent that any loss or damage is caused by the gross negligence or wilful misconduct of the Pledgee, the Beneficiaries or their respective agents, any and all joint liability being excluded.

17.2         The Pledgor will indemnify the Pledgee, the Beneficiaries and every attorney which may be appointed from time to time in respect of all liabilities and expenses incurred by it, him, her or them in the execution of any rights, powers or discretions vested in it, him, her or them pursuant hereto (including the fees and expenses of legal advisers acting reasonably and VAT thereon if applicable) save for liabilities and expenses arising from the gross negligence or wilful misconduct of the Pledgee or its attorney or both.

18            SEVERABILITY

Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

19            WAIVERS, REMEDIES CUMULATIVE

19.1.        Neither this Agreement nor any terms or conditions hereof may be amended, changed, waived, discharged, terminated or otherwise modified unless such amendment, change, waiver, discharge, termination or modification is in writing duly executed by or on behalf of the Pledgee, and is otherwise in accordance with the terms of the Senior Finance Documents.

19.2.        No waiver of any of the terms hereof shall be effective unless in writing signed by the Pledgee. No delay in or non-exercise of any right by the Pledgee shall constitute a waiver. Any waiver may be on such terms as the Pledgee sees fit. The rights, powers and discretions of the Pledgee herein are additional to and not exclusive of those provided by law, by any agreement with or other security in favour of the Pledgee.

20            ASSIGNMENT

The Pledgor may not assign any of its rights or obligations under this Agreement without the prior written consent of the Pledgee. The Pledgee and each Beneficiary may assign or transfer all or any part of its rights under this Agreement. Such assignment or transfer by the Pledgee or the Beneficiaries shall be enforceable towards the Pledgor, subject to the notification referred to in article 1690 of the Luxembourg Civil Code.

21            GOVERNING LAW AND JURISDICTION

21.1.        This Agreement shall be governed by, and be construed in accordance with, Luxembourg law.

21.2.        With respect to any proceedings arising in connection with this Agreement, the Pledgor irrevocably submits to the jurisdiction of the Luxembourg courts, notwithstanding the right of the Pledgee and each Beneficiary to take proceedings in any other jurisdiction.

[signature page to follow]

IN WITNESS THEREOF the Parties hereto have executed this Agreement in one or multiple original counterparts, all of which together evidence the same Agreement, on the day and year first written above.

The Pledgor
Future Entertainment S.à r.l.

Represented by:
Title:

The Pledgee
Deutsche Bank AG, London Branch
as Pledgee for the benefit of the Beneficiaries

Represented by:
Title:

Represented by:
Title:

SCHEDULE 1

PLEDGE NOTICE(1)

(1)           Pledge Notice dated May 15, 2009 to be inserted

FUTURE ENTERTAINMENT SàRL

R.C.S. Luxembourg B No 145.414

Registered office:
Media Center Betzdorf
11, Rue Pierre Werner
L-6832 Betzdorf
T.: (352) 621 543 414
F.: (352) 44.37.38

May 15, 2009

BY FAX AND REGISTERED MAIL
URGENT

To:	ABN AMRO Bank (Luxembourg) S.A.
Avenue J.F. Kennedy
L-1855 Luxembourg
Grand Duchy of Luxembourg
Fax: +352 2607 2970
Attention: Commercial Client Department

Copy to:	Deutsche Bank AG, London Branch
Winchester House 1 Great Winchester Street
London EC2N 2DB
United Kingdom
Fax:+44 20 7547 6419
Attention: Nicola Dawes / Rajeev Thakeria

Dear Sirs,

1.             This is to give you notice that, pursuant to an accounts pledge agreement dated May 15, 2009 (the Accounts Pledge Agreement), Future Entertainment S.à r.l, as pledgor (the Pledgor), has pledged in favour of Deutsche Bank AG, London Branch, as pledgee for the benefit of the Finance Parties (as defined in the Accounts Pledge Agreement) (the Pledgee), any and all monies, securities, claims and any other assets standing now and in the future, to the credit of the following accounts:

• [intentionally omitted] (EUR)

• [intentionally omitted] (GBP)

• [intentionally omitted] (USD)

with Swift code [intentionally omitted] (the Pledged Accounts), held by the Pledgor with your institution (including any sub-account, renewal, redesignatlon or replacement thereof held by the Pledgor or on behalf of the Pledgor with your institution) (the Pledged Assets). For the avoidance of doubt, by “sub-account” is understood, if relevant, any sub-account of any of the three Pledged Accounts.

2.             We hereby give you notice, for the purposes of the Luxembourg law of 5 August 2005 on financial collateral arrangements as well as any other applicable laws, if any, of the first ranking pledge (gage de premier rang) granted by ourselves in favour of the Pledgee over the Pledged Assets.

3.             In accordance with the Accounts Pledge Agreement:

(a)           at any time prior to the occurrence of an Event of Default which is continuing, the Pledgor shall be entitled to receive, withdraw or otherwise transfer any credit balance in the ordinary course of trade from the Pledged Accounts (subject to the terms of the Facility Agreement), both before and after giving effect to the proposed transfer, until your institution with a copy to the Pledgor,

Société à Responsablilité limitée au capital de 20.000 GGP

TVA Nat. 2009 2407 188 - TVA INTRA LU23182569

have received notice of an Event of Default which is continuing (the Blocking Notice), duly confirmed by your institution;

(b)           upon the occurrence of an Event of Default which is continuing, the Pledgee shall be entitled to send a Blocking Notice to your institution, with a copy to the Pledgor, and the Pledged Accounts shall be blocked and the Pledgee (or any person designated by the Pledgee) shall automatically become the Pledgor’s irrevocably proxy, so that the Pledgee, or its attorney, will, independently and without limitation, by giving the Blocking Notice, become solely entitled to freely operate the Pledged Accounts, to collect and receive payment of, and to dispose of the Pledged Assets, and any rights of the Pledgor over the Pledged Accounts shall be automatically terminated; and

(c)           upon the occurrence of an Event of Default which is continuing, the Pledgor shall not be entitled to receive, withdraw or otherwise transfer any credit balance from time to time in the Pledged Accounts.

4.             We attach a copy of the Accounts Pledge Agreement for your reference.

5.             This notice shall be irrevocable, and may not be in any way amended, varied or supplemented or modified without the written consent of the Pledgee.

6.             We kindly ask you to immediately return the attached acknowledgment form, duly executed, to our above address, with a copy to the Pledgee.

Yours faithfully,

Future Entertainment S.à r.l.

/s/ EMMA JONES
By: Emma Jones
Title: General Manager

SCHEDULE 2

ACKNOWLEDGMENT(2)

(2)  Acknowledgment dated May 18, 2009 to be inserted

ABN AMRO	Luxembourg

46, Avenue J.F. Kennedy
L-1855 Luxembourg-Kirchberg

P.O. Box 581
L-2016 Luxembourg
T +352 26 07 I
F +352 28 07 29 99

SCHEDULE 3

FORM OF ACKNOWLEDGMENT

May 18, 2009

BY FAX AND REGISTERED MAIL
URGENT

To:	Future Entertainment S.à r.l.
Media Center Betzdorf
11, rue Pierre Werner
L-6832 Belzdorf
Grand Duchy of Luxembourg
Fax:+352 44 37 38
Attention: Emma Jones / Ron Paans

Copy to:	Deutsche Bank AG, London Branch
Winchester House 1 Great Winchester Street
London EC2N 2DB
United Kingdom
Fax: +44 20 7547 6419
Attention: Nicola Dawes / Rajeev Thakeria

Dear Sirs,

1)            We refer to the pledge notice dated May 15, 2009 relating to an accounts pledge agreement dated May 15, 2009 (the Accounts Pledge Agreement) pursuant to which Future Entertainment S.à.r.l., as pledgor (the Pledgor), has pledged in favour of Deutsche Bank AG, London Branch, as pledgee for the benefit of the Finance Parties (as defined in the Accounts Pledge Agreement) (the Pledgee), any and all monies, securities, claims and any other assets standing now and in the future, to the credit of the following accounts, held with ABN AMRO Bank (Luxembourg) S.A., 46, Avenue J.F. Kennedy, L-1855 Luxembourg (the Luxembourg Account Bank):

• [intentionally omitted] (EUR)

• [intentionally omitted] (GBP)

• [intentionally omitted] (USD)

with Swift code [intentionally omitted] (the Pledged Accounts), held by the Pledgor with our institution (including any sub-account, renewal, redesignation or replacement thereof held by the Pledgor or on behalf of the Pledgor with our institution) (the Pledged Assets). For the avoidance of doubt, by “sub-account” is understood, if relevant, any sub-account of any of the three Pledged Accounts.

Unless otherwise specified herein, capitalised terms and other expressions shall have the meaning ascribed to them in the Accounts Pledge Agreement.

2)                                     For the purposes of the Luxembourg law of 5 August 2005 on financial collateral arrangements, we hereby acknowledge that we accept the first- ranking pledge (gage de premier rang) created by the Accounts Pledge Agreement.

3)                                     The acknowledgment of the Accounts Pledge Agreement by our bank does not imply any obligation for us to guarantee any commitments of the Pledgor towards the Pledgee or towards any other party. The Pledgee has no action against our bank other than by the legally available means of enforcement of the pledge over the Pledged Assets and, in particular, does not have any recourse other than to the assets subject to the pledge, in such situation as they may be in at the time of enforcement.

4)                                     We waive particularly for the benefit of the Pledgee, any present and future security interest, right of set-off or right of retention over the Pledged Accounts in our favour, except that for the purpose of payment of our claims against the Pledgor, such as, without limitation, any claims arising from fees, commissions, interest, indemnities, or otherwise, we are entitled to deduct from the Pledged Accounts, upon such claims arising, any sums due in our favour.

5)                                     We have not previously received any other notice of pledge, charge, assignment or other in respect of the Pledged Accounts.

6)                                     We shall have only the duties and responsibilities expressly set forth In writing herein and in our standard account documentation and terms and conditions as in effect from time to time, all of which shall apply to the Pledged Accounts to the extent not inconsistent with the terms of the present acknowledgment and, for the avoidance of doubt, we have thus no obligation of any kind to provide information, to control, monitor or block the Pledged Accounts other than in accordance with the terms set forth in this acknowledgment.

7)                                     We hereby take notice of the following provisions of the Accounts Pledge Agreement and agree to act as follows:

a.                                      at any time prior to the occurrence of an Event of Default which is continuing, the Pledgor shall be entitled to receive, withdraw or otherwise transfer any credit balance in the ordinary course of trade from the Pledged Accounts (subject to the terms of the Facility Agreement), both before and after giving effect to the proposed transfer, until our institution, with a copy to the Pledgor, have received notice of an Event of Default which is continuing (the Blocking Notice), by authenticated Swift message (Bank Swift code [intentionally omitted]) addressed to the Commercial Clients Department and on condition that the swift message specifies the Pledged Accounts to be blocked, and subject to application of our standard account operating procedures, especially with respect to irreversible operations. The receipt of the Blocking notice shall be duly confirmed by our institution;

b.                                     upon the occurrence of an Event of Default which is continuing, the Pledgee shall be entitled to send a Blocking Notice to our institution, with a copy to the Pledgor, and the Pledged Accounts shall be blocked within one (1) Business Day upon receipt of the Blocking Notice and the Pledgee (or any person designated by the Pledgee) shall automatically become the Pledgor’s irrevocably proxy, so that the Pledgee or its attorney, will, independently and without limitation, by giving the Blocking Notice, become solely entitled to freely operate the Pledged Accounts, to collect and receive payment of, and to dispose of the Pledged Assets, and any rights of the Pledgor over the Pledged Accounts shall be automatically terminated;

c.                                      upon the occurrence of an Event of Default which is continuing, the Pledgor shall not be entitled to receive, withdraw or otherwise transfer any credit balance from time to time in the Pledged Accounts; and

d.                                     all reasonable costs and expenses (including, without limitation, legal fees) incurred by us in the lawful exercise of the powers and rights hereby conferred shall be payable by the Pledgor.

8)                                     The Pledgor and the Pledgee undertake to seek approval of our institution in respect of any material changes to the Accounts Pledge Agreement, affecting the rights and obligations of our institution hereunder, it being understood that until such approval, not to be unreasonably withheld, our institution will be entitled to rely on the terms contained herein.

9)                                     Notwithstanding clause 7a) hereof, all notices under the Accounts Pledge Agreement to our institution shall be sent by registered mail, by hand delivery, by special courier service or by fax to the following address:

ABN AMRO Bank (Luxembourg) S.A.

46, Avenue J.F. Kennedy

L-1855 Luxembourg

Grand Duchy of Luxembourg

Fax: +352 2607 2970

Attention: Commercial Client Department

10)                               In case of enforcement, we shall have no duty to check that the conditions set out in the Accounts Pledge Agreement or any other document for the existence or continuance of an Event of Default, maturity of the secured obligations or the enforceability or enforcement of the Pledge, are fulfilled or complied with.

11)                               To the extent applicable, if the assets held on the Pledged Accounts comprise fungible securities and other financial instruments, we shall immediately earmark such securities and other financial instruments as being pledged in favour of the Pledgee by way of an inscription of the security interest created under the Accounts Pledge Agreement in our books.

12)                               The Pledgor and the Pledgee hereby acknowledge that the Luxembourg Account Bank shall not be liable for any loss or damage suffered by the Pledgor or the Pledgee, save if such loss or damage is suffered as a result of willful misconduct or gross negligence of the Luxembourg Account Bank. Without prejudice to the terms of the general terms and conditions, the Pledgor will indemnify the Luxembourg Account Bank and hold the Luxembourg Account Bank harmless against any damages, losses, actions, claims, expenses, demands and liabilities which may be incurred by or made against the Luxembourg Account Bank for anything done or omitted in relation to the matters described herein, except where such damages, losses, actions, claims, expenses, demands and liabilities are incurred or made against the Luxembourg Account Bank as a result of gross negligence or wilful misconduct of the Luxembourg Account Bank

13)                               Unless otherwise defined herein, terms defined in the Accounts Pledge Agreement (including those definitions incorporated by reference to another document) shall have the same meanings when used in this acknowledgment.

14)                               This acknowledgment is governed by and shall be construed In accordance with Luxembourg law, and is subject to the exclusive jurisdiction of the courts of City of Luxembourg, without prejudice to the right of the Luxembourg Account Bank to bring any actions against the other parties before any other competent court.

Yours faithfully.

ABN AMRO Bank (Luxembourg) S.A.

/s/ NICOLETA GLODEAN
By: Nicoleta Glodean
Title: Legal Counsel

/s/ JEAN MARC LAHAYE
By: Jean Marc Lahaye
Title: Commercial Clients

SCHEDULE 3

BLOCKING NOTICE

[ON THE LETTERHEAD OF THE PLEDGEE]

[DATE]

BY FAX AND REGISTERED MAIL

URGENT

To:                                                                              RBS Global Banking (Luxembourg) S.A.

(formerly ABN AMRO Bank (Luxembourg) S.A.)

Avenue J.F. Kennedy

L-1855 Luxembourg

Grand Duchy of Luxembourg

Fax: +352 2607 2970

Attention: Commercial Client Department

Copy to:                                                  Future Entertainment S.à r.l.

Media Center Betzdorf

11, rue Pierre Werner

L-6832 Betzdorf

Grand Duchy of Luxembourg

Fax: + 352 27 17 80 11

Attention: Emma Jones / Ron Paans

Dear Sirs,

We refer to an accounts pledge agreement dated May 15, 2009, as amended and restated from time to time (the Accounts Pledge Agreement) between Future Entertainment S.à r.l., as pledgor (the Pledgor), and Deutsche Bank AG, London Branch, as pledgee for the benefit of the Beneficiaries (as defined in the Accounts Pledge Agreement), which was notified to your institution in accordance with a pledge notice executed by the Pledgor on May 15, 2009 and acknowledged by your institution in accordance with acknowledgment executed by your institution on May 18, 2009, together with any other notice of amendment and restatement relating to the Accounts Pledge Agreement as sent to, and acknowledged by, your institution from time to time.

We hereby kindly request you to block the following accounts:

[intentionally omitted] (EUR)

[intentionally omitted] (GBP)

[intentionally omitted] (USD)

with Swift code [intentionally omitted] (the Pledged Accounts) in accordance with Accounts Pledge Agreement and request that, upon the receipt of this notice, you:

•                                          immediately confirm us by return of fax the receipt of this blocking notice, and

•                                         immediately block the Pledged Accounts and do not execute any instructions whatsoever given by the Pledgor.

Yours faithfully,

Deutsche Bank AG, London Branch
as Pledgee for the benefit of the Beneficiaries

Represented by:
Title:

Represented by:
Title:

SCHEDULE 4

FORM OF CONFIRMATION

[ON THE LETTERHEAD OF THE LUXEMBOURG ACCOUNT BANK]

[DATE]

BY FAX AND REGISTERED MAIL

URGENT

To:                              Deutsche Bank AG, London Branch

Winchester House 1 Great Winchester Street

London EC2N 2DB

United Kingdom

Fax: +44 20 7547 6419

Attention: Nicola Dawes / Rajeev Thakeria

Dear Sirs,

We refer to the pledge notice dated May 15, 2009 regarding an accounts pledge agreement dated May 15, 2009, as amended and restated from time to time (the Accounts Pledge Agreement) pursuant to which Future Entertainment S.à r.l., as pledgor (the Pledgor), has pledged in favour of Deutsche Bank AG, London Branch, as pledgee for the benefit of the Beneficiaries (as defined in the Accounts Pledge Agreement), any and all monies, securities, claims and any other assets standing now and in the future, to the credit of the following accounts:

[intentionally omitted] (EUR)

[intentionally omitted] (GBP)

[intentionally omitted] (USD)

with Swift code [intentionally omitted] (the Pledged Accounts), held by the Pledgor with our bank (including any sub-account, renewal, redesignation or replacement thereof held by the Pledgor or on behalf of the Pledgor with our bank).

We hereby acknowledge the receipt of the blocking notice dated [date] (the Blocking Notice) and confirm that the Pledged Accounts referred to in the Blocking Notice will be effectively and immediately blocked.

Yours faithfully,

RBS Global Banking (Luxembourg) S.A.

Represented by:
Title:

ANNEX 2

FORM OF NOTICE OF AMENDMENT

[ON THE LETTERHEAD OF THE PLEDGOR]

January       , 2010

BY FAX AND REGISTERED MAIL

URGENT

To:                                                                              RBS Global Banking (Luxembourg) S.A.

(formerly ABN AMRO Bank (Luxembourg) S.A.)

Avenue J.F. Kennedy

L-1855 Luxembourg

Grand Duchy of Luxembourg

Fax: +352 2607 2970

Attention: Commercial Client Department

Copy to:                                               Deutsche Bank AG, London Branch

Winchester House 1 Great Winchester Street

London EC2N 2DB

United Kingdom

Fax: +44 20 7547 6419

Attention: Nicola Dawes / Rajeev Thakeria

Re: Notice of Amendment

Dear Sirs,

1.                             Reference is made to the Accounts Pledge Agreement, dated as of May 15, 2009, as amended and restated on October 29, 2009, between Future Entertainment S.à r.l., as pledgor (the Pledgor), and Deutsche Bank AG, London Branch, as Pledgee (the Pledgee) (the Accounts Pledge Agreement), which was notified to you (the Account Bank) in accordance with a notice of pledge executed by the Pledgor on May 15, 2009 (the Notice), acknowledged in accordance with the acknowledgment executed by your institution, as the Account Bank, on May 18, 2009 (the Acknowledgment). The Accounts Pledge Agreement (as amended and restated by the Amendment and Restatement Agreement (as defined below)), the Notice and the Acknowledgement are together referred to as the Pledge Documentation.

2.                            The Pledge Documentation relates to the following accounts:

[intentionally omitted] (EUR)

[intentionally omitted] (GBP)

[intentionally omitted] (USD)

with Swift code [intentionally omitted] (the Pledged Accounts), held by the Pledgor with your institution (including any sub-account, renewal, redesignation or replacement thereof held by the Pledgor or on behalf of the Pledgor with your institution) (the Pledged Assets). For the avoidance of doubt, by “sub-account” is understood, if relevant, any sub-account of any of the three Pledged Accounts.

3.                            The Pledgor and the Pledgee have amended the Accounts Pledge Agreement pursuant to an amendment and restatement agreement dated January       , 2010 (the Amendment and Restatement Agreement). A copy of the Amendment and Restatement Agreement, which attaches the Accounts Pledge Agreement as amended and restated by the Amendment and Restatement Agreement, is enclosed herein.

4.                            We hereby notify immediately the Amendment and Restatement Agreement to you as the Account Bank in accordance with article 5(3) of the Luxembourg law of August 5, 2005 on financial collateral arrangements.

5.                            The provisions of the Pledge Documentation and the first ranking security interest (gage de premier rang) created under the Pledge Documentation shall continue in full force and effect and shall be preserved for the benefit of the Pledgee. The first ranking security interest (gage de premier rang) created initially under the Pledge Documentation will be maintained and preserved for the benefit of the Pledgee and it will be held and administered by the Pledgee in accordance with the Pledge Documentation. Neither the obligations of the Pledgor and your institution, as the Account Bank contained in the Pledge Documentation nor the rights, powers and remedies conferred upon the Pledgee by the Pledge Documentation or by law, nor the first ranking interest (gage de premier rang) created thereby shall be discharged, released, impaired or otherwise affected by this Agreement.

6.                            This notice shall be irrevocable, and may not be in any way amended, varied or supplemented or modified without the written consent of the Pledgee.

7.                            We kindly ask you to return the attached acknowledgment form, duly executed as soon as possible within three (3) business days after the receipt of this notice to our above address, with a copy to the Pledgee.

Yours faithfully,

The Pledgor	The Pledgee
Future Entertainment S.à r.l.	Deutsche Bank AG, London Branch
as Pledgee for the benefit of the Beneficiaries

Represented by:
Title:	Represented by:
Title:

Represented by:
Title:

Accepted and acknowledged
RBS Global Banking (Luxembourg) S.A.

By:
Title:
Date:

Attachment: the Accounts Pledge Agreement as amended and restated by the Amendment and Restatement Agreement (as such terms are defined herein).